UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 28, 2009

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 28, 2009,  Joseph P. Bartlett resigned as a member of our Board of Directors.   Mr. Bartlett had served as one of the four directors elected by the holders of our Series B Convertible Preferred Stock.

Also on December 28, 2009, the holders of our Series B Convertible Preferred Stock elected David A. Field as a director, to fill the vacancy created by Mr. Bartlett’s resignation and to serve until our 2010 Annual Meeting of Shareholders.

Mr. Field is President and Chief Executive Officer of Applied Solar, LLC, the successor to the business and assets of Applied Solar, Inc., which, together with one of its wholly-owned subsidiaries, Solar Communities I, LLC, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on July 28, 2009.  Mr. Field had been President, Chief Executive Officer and a director of Applied Solar, Inc., positions he had held since October 2007,  November 2008 and June 2008, respectively.  Prior to joining Applied Solar, Inc., Mr. Field was a senior executive at Clark Security Products from January 2005 to August 2006. Previously, he founded and managed several companies in the energy sector. In June 2001, Mr. Field founded and was chief executive officer of Clarus Energy Partners, a leading distributed generation developer, owner and operator that was acquired by Hunt Power in early 2004. Prior to Clarus Energy, Mr. Field co-founded Omaha-based Kiewit Fuels, a renewable energy company specializing in the development of biofuels production. I n addition to a career in sustainable energy development, he also has an extensive background in water technology and infrastructure development, with companies such as Bechtel, Peter Kiewit, and Poseidon Resources, as well as in corporate finance with Citicorp. Mr. Field is 48 years old.

Pursuant to our 2008 Incentive Stock Plan, Mr. Field, as a non-employee director, was automatically granted an option to purchase 30,000 shares of our Common Stock at an exercise price of $0.299 per share (the closing price of our Common Stock in the over-the-counter market on December 24, 2009, the last trading day prior to his election).  This option vests and becomes exercisable on the date of our 2010 Annual Meeting (assuming Mr. Field continues to serve as a director through such date) and has a term of ten years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2009

THERMOENERGY CORPORATION (Registrant)

By:	/s/ Dennis C. Cossey
Name:	Dennis C. Cossey
Title:	Chairman and Chief Executive Officer